Exhibit 5.1

Nexvet Biopharma public limited company

National Institute of Bioprocessing Research and Training

Fosters Avenue

Mount Merrion

Blackrock

County Dublin

Our ref:	Date:
CS2/OMcL/28491.1	22 January 2015

Matter:	Nexvet Biopharma public limited company (the “Company”), a public limited company incorporated in Ireland under registered number 547923

Dear Sirs

1.	Basis of Opinion

1.1	We have acted as Irish counsel for the Company in connection with the initial public offering by the Company of up to 4,600,000 Ordinary Shares in its capital with a nominal value of US$0.1250 per share (the “Shares”).

1.2	The Company’s Registration Statement on Form S-1 (File No. 333-201309) originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on 30 December 2014 and amended on January 22, 2015 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this opinion as the “Registration Statement”, and the preliminary prospectus included in it, as filed pursuant to Rule 424(b) under the Securities Act on January 22, 2015, is referred to in this opinion letter as the “Prospectus”.

1.3	This opinion is solely for the benefit of the addressee of this opinion and it may not be relied upon by any other person or entity for any purpose(s) without our prior written consent.

1.4	This opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to, the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as it affects any jurisdiction (other than Ireland insofar as opined on herein).

1.5	This opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

1.6	In connection with this opinion, we have reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, we have examined, and have assumed the truth and accuracy of the contents of, such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the truth and accuracy of the information contained in such documents, the genuineness of all signatures and seals, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by email in pdf or other electronic format, and the authenticity of the originals of such documents.

1.7	We have further assumed that none of the resolutions and authorities of the shareholders or directors of the Company, upon which we have relied, have been varied, amended or revoked in any respect or have expired, and that the Shares will be issued in accordance with such resolutions and authorities.

1.8	This opinion is governed by and is to be construed in accordance with the laws of Ireland.

1.9	We have further assumed that, on allotment and issuance by the Company of each offered Share, the Company received consideration in money or money’s worth for such Shares, such worth in any event not being less than the stated par or nominal value of the Shares.

1.10	No assumption or qualification in this opinion limits any other assumption or qualification herein. Headings to paragraphs or subparagraphs of this opinion are for convenience only and do not affect the construction or interpretation hereof.

2	Opinion

2.1	Subject to the foregoing, we are of the opinion that:

the Shares, when issued and sold as contemplated by the Registration Statement and the Prospectus will be duly authorised, validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”).

3	Disclosure

3.1	We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement to be filed with the Commission and any amendments thereto. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

4.	No Refresher

4.1	This opinion speaks only as of its date. We are not under any obligation to update this opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this opinion.

Yours faithfully

/s/ ByrneWallace

ByrneWallace

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